EXHIBIT 23.2



                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



July 29, 2004

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   American Commerce Solutions, Inc. - Form S-8

Gentlemen:

     I have acted as counsel to American Commerce Solutions, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 20,000,000 shares of its common stock, ("Incentive Shares"), par value $0.002 per Incentive Share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2004, as well as the registration of 20,000,000 shares of its common stock ("Stock Shares"), par value $0.002 per Stock Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                        Very truly yours,

                                        /s/ Norman T. Reynolds

                                        Norman T. Reynolds


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